Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Aquila Biopharmaceuticals, Inc. (the "Company") on Forms S-8 (File Nos. 33-324487 and 33-324491) of our report, dated February 25, 1998, on our audits of the financial statements of Aquila Biopharmaceuticals, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                              /s/ Coopers & Lybrand
                                              COOPERS & LYBRAND L.L.P.


  Boston, Massachusetts
  March 16, 1998